Exhibit 3.2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF NEWSTAR FINANCIAL, INC.

NewStar Financial, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is NewStar Financial, Inc.

SECOND: The Corporation was originally formed under the name “Novus Capital LLC” by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on May 22, 2003. A Certificate of Conversion was filed on May 27, 2004 converting “Novus Capital LLC” to “Novus Capital, Inc.” The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 27, 2004. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 17, 2004. The name of the Corporation was changed to “NewStar Financial, Inc.” pursuant to an amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of the State of the State of Delaware on July 15, 2004. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on ___________, 2006.

THIRD: This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”). Written consent of the stockholders has been given with respect to this Amended and Restated Certificate of Incorporation in accordance with Section 228 of the DGCL.

FOURTH: This Amended and Restated Certificate of Incorporation shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

FIFTH: This Amended and Restated Certificate of Incorporation amends, restates and integrates the amended and Restated Certificate of Incorporation, as amended, to read in full as set forth below.

ARTICLE I

The name of the corporation is NewStar Financial, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 150,000,000 shares of capital stock consisting of (a) 145,000,000 shares of Common Stock, par value $0.01 per share and (b) 5,000,000 shares of Preferred Stock, par value $0.01 per share.

B. Preferred Stock. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors may increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Common Stock.

1. Relative Rights of Preferred Stock and Common Stock. All voting, dividend and liquidation rights of the Common Stock are expressly made subject to and are qualified by the rights of the holders of the Preferred Stock of any series that may be designated by the Board of Directors.

2. Voting Rights. Except as otherwise required by law, each holder of Common Stock shall have one vote in respect of each share of stock held by the holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

3. Dividends. Subject to the preferential rights of any series of Preferred Stock that may be designated by the Board of Directors, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefore, dividends payable either in cash, in property or in shares of capital stock.

D. No Cumulative Voting. No stockholder of the Corporation entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled.

ARTICLE V

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Business and Affairs. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. Amendment of Bylaws. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws by majority vote of the total number of directors at such time as determined pursuant to Article VI, Section A of this Amended and Restated Certificate of Incorporation (the “Authorized Directors”), whether or not there exist any vacancies at the time any resolution providing for such adoption, amendment or repeal is presented to the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for adoption, amendment or repeal by the stockholders of any provisions of the Bylaws.

C. Special Meetings. Special meetings of the stockholders of the Corporation may be called only by (1) the Chairman of the Board of Directors, (2) the Board of Directors pursuant to a resolution adopted by a majority of the total number of Authorized Directors (whether or not there exist any vacancies at the time any such resolution is presented to the Board of Directors for adoption) or (3) by the affirmative vote of the holders of at least thirty-three and one-third percent (33-1/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

D. No Action by Written Consent. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

E. Written Ballots Not Required. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

F. Corporation’s Books. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws may provide or as may be designated from time to time by the Board of Directors.

ARTICLE VI

A. Number of Directors. The number of directors of the Corporation shall initially be set at nine and thereafter shall be as determined from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Authorized Directors, whether or not there exist any vacancies at the time any such resolution is presented to the Board for adoption. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

B. Terms of Office. Each director shall hold office until such director’s successor is elected and qualified or until his or her earlier death, resignation or removal.

C. Vacancies. Except as otherwise provided for pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors may be filled only by a resolution adopted by a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next election of directors and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation, or removal.

D. Removal. Any director of the Corporation may be removed from office (1) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors or (2) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors. If the holders of any class or series of capital stock are entitled to elect one (1) or more directors by this Amended and Restated Certificate of Incorporation, the removal of such directors without cause shall be by a vote of the outstanding shares of that series or class of capital stock and not the outstanding shares of capital stock as a whole.

ARTICLE VII

A. Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring before such amendment or repeal. If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as so amended from time to time.

B. Indemnification. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as such director or officer, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

If a claim under the first paragraph of this section is not paid in full by the Corporation within twenty (20) days after such claim has been received in writing by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of, and the Corporation is authorized to honor or provide, any other right that any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, which other right may provide indemnification and advancement in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

C. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII

Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to repeal or amend in any respect this Article VIII or Articles V, VI and VII.

ARTICLE IX

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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IN WITNESS WHEREOF, NewStar Financial, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chairman, President and Chief Executive Officer this ____day of December, 2006.

By:

        Name: Timothy J. Conway

        Title: Chairman, President and Chief Executive Officer